CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 033-75116 on Form N-1A of our report dated February 24, 2009, relating to the financial statements and financial highlights of LKCM Funds, including LKCM Aquinas Value Fund, LKCM Aquinas Growth Fund, LKCM Aquinas Small Cap Fund and LKCM Aquinas Fixed Income Fund,  and of our report dated February 24, 2009, relating to the financial statements and financial highlights of LKCM Small Cap Equity Fund, LKCM Equity Fund, LKCM Balanced Fund, LKCM Fixed Income Fund, and LKCM International Fund, appearing in the Annual Report on Form N-CSR of LKCM Funds for the year ended December 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte and Touche LLP

Milwaukee, WI
April 28, 2009